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                                                                   Exhibit 10.10

                                    AGREEMENT

THIS AGREEMENT, made this 25th day of September, 2000, by and between Land O'Lakes, Inc., a Minnesota cooperative corporation with its principal place of business in Arden Hills, Minnesota (hereinafter "LOL") and Land O'Lakes Farmland Feed LLC, a Delaware limited liability company with its principal place of business in Arden Hills, Minnesota (hereinafter "Feed").

WHEREAS, Feed desires to obtain from LOL a royalty-free license to certain trademarks owned by LOL and described in Section 1.3 to utilize such trademarks solely in the processing, packaging, marketing, and sale of only those animal feed products described in Section 1.5 for the sale by Feed; and

WHEREAS, LOL is willing to grant such a license to Feed subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.    Definitions.

      The following definitions shall apply for the purposes of this Agreement:

      1.1 Feed Trademarks - The term "Feed Trademarks" shall mean only those trademarks owned by LOL and set forth on Exhibit A attached hereto and hereby incorporated by reference.

      1.2 Indian Maiden Trademark - The term "Indian Maiden Trademark" shall mean only that certain trademark owned by LOL and set forth on Exhibit B attached hereto and hereby incorporated by reference.

      1.3 Trademarks - The term "Trademarks" shall mean collectively the Feed Trademarks and the Indian Maiden Trademark.

      1.4 Animal Milk Replacer Products - The term "Animal Milk Replacer Products" shall mean only those animal feed products formulated specifically for young animals and set forth on Exhibit C attached hereto and hereby incorporated by reference.

      1.5 Licensed Products - The term "Licensed Products" shall mean only those animal feed products, including Animal Milk Replacer Products, set forth on Exhibit D attached hereto and hereby incorporated by reference.

      1.6 Territory - The term "Territory" shall mean only the countries of Canada, Mexico, and the United States.
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2.    Grant of License.

      2.1 Subject to the terms and conditions set forth herein, LOL hereby grants to Feed an exclusive license to utilize Feed Trademarks in Territory in connection with the processing, packaging, marketing, and sale of Licensed Products; provided, however, the parties agree that such license shall be non-exclusive with respect to the Malta Cleyton Companies (as such term is defined in the Land O'Lakes Farmland Feed LLC Operating Agreement), LOL Multitec, MoArk LLC, and Norco Holding Co., which entities and their affiliates, successors, and assigns may have granted to them, by LOL, a non-exclusive license to utilize one or more Feed Trademarks in conjunction with the processing, packaging, marketing or sale of one or more Licensed Products.

      2.2 Subject to the terms and conditions set forth herein, LOL hereby grants to Feed an exclusive license to utilize the Indian Maiden Trademark in Territory in connection with the processing, packaging, marketing and sale only of Animal Milk Replacer Products; provided, however, the parties agree that such license shall be non-exclusive with respect to the Malta Cleyton Companies, LOL Multitec, MoArk LLC and Norco Holding Co., which entities and their affiliates, successors and assigns may have granted to them, by LOL, a non-exclusive license to utilize the Indian Maiden Trademark in conjunction with the processing, packaging, marketing, or sale of one or more Animal Milk Replacer Products.

      2.3 Feed shall not grant any license or sublicense to utilize Trademarks for any reason or otherwise allow any third party to utilize Trademarks and Feed shall not allow Licensed Products to be processed for it by any third party without LOL's prior written consent.

      2.4 Except as expressly permitted above, LOL agrees that during the term of this Agreement it shall not use Feed Trademarks in connection with the sale of Licensed Products in Territory, but nothing herein shall prohibit LOL from using or permitting third parties to use Trademarks on any products other than Licensed Products and LOL expressly reserves the right to do so. Except as expressly permitted above, LOL agrees that during the term of this Agreement, it shall not use the Indian Maiden Trademark in connection with the sale of Animal Milk Replacer Products in Territory, but nothing herein shall prohibit LOL from using or permitting third parties to use the Indian Maiden Trademark on any products other than Animal Milk Replacer Products and LOL expressly reserves the right to do so. The parties agree that nothing herein shall prohibit LOL from using or permitting third parties to use Trademarks on any products, including Licensed Products, outside of Territory. All rights not expressly licensed hereunder to Feed are retained by LOL.

3.    Trademarks.

      3.1 Feed agrees that nothing herein shall give Feed any right, title or interest in Trademarks, except the right to use Trademarks in accordance with the terms of this


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            Agreement. Feed further agrees that Trademarks are the sole property of LOL and any goodwill generated from any and all uses of Trademarks shall inure to the benefit of LOL. Feed agrees that nothing herein shall give Feed any right, title or interest in any of LOL's Trademarks, except the right to use Trademarks in accordance with the terms and conditions of this Agreement.

      3.2 Feed agrees to assign to LOL, on the termination of this Agreement, and without additional consideration, any rights and equities related to Trademarks and any goodwill incidental to such rights that may be vested or believed to be vested in Feed as the result of the activities of Feed pursuant to this Agreement.

      3.3 Feed acknowledges and desires to maintain the validity of Trademarks and the valuable goodwill associated with Trademarks for the benefit of LOL. Feed agrees, therefore, to use Trademarks in accordance with written instructions from LOL and proper Trademarks usage and consistent with the character and image of Trademarks. Feed shall not, directly or indirectly, attack or assist a third party in attacking the validity of Trademarks.

      3.4 Feed shall not act, directly or indirectly, in a manner which might lead a third party to believe that Trademarks are owned by Feed.

      3.5 Feed agrees, upon the request and at the sole cost and expense of LOL, to reasonably aid and assist LOL in the registration and maintenance of Trademarks and in any litigation or resolution of claims with respect to Trademarks.

4.    Term.

      The initial term of this Agreement shall commence on the day and year first above written and shall continue until terminated.

5.    Quality Control.

      5.1 Feed desires to maintain the validity of Trademarks and goodwill associated therewith and Feed agrees, therefore, to maintain high standards in manufacturing and packaging of Licensed Products.

      5.2 Feed agrees that Licensed Products shall be processed, packaged, stored, distributed, marketed, and sold in accordance with all applicable federal, state or local laws, regulations, rules and guidelines, including but not limited to good manufacturing practices prevailing in the industry, now in effect or which may hereinafter come into effect.

      5.3 Feed agrees that Licensed Products shall be processed and packaged in strict accordance with the specifications and samples mutually approved by Feed and LOL prior to the initial manufacture of Licensed Products by Feed. In the event Feed desires to make any modifications to the specifications for Licensed Products, it shall provide LOL with written notice of Feed's desire to make such


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            modifications. LOL shall respond to Feed's request for such modifications as soon as reasonably possible, but in no event more than thirty (30) days after LOL's receipt of Feed's notice of the proposed modifications. The parties agree that no modifications shall be made to the specifications for Licensed Products without LOL's prior written approval.

      5.4 Feed agrees to provide LOL with samples of Licensed Products upon request.

      5.5 Feed shall allow LOL, or its designated representative, to inspect, on a confidential basis, a copy of all Feed's quality control manuals that relate to the safety and quality of processing, packaging and storage of Licensed Products. Feed agrees to process, package and store Licensed Products in strict accordance with such manuals.

      5.6 Feed shall keep and maintain, for a period of at least two (2) years following each production run, complete and accurate processing/packaging, quality control and distribution records relating to Licensed Products. LOL shall have the right to inspect all such records on a confidential basis during normal business hours and subsequent to providing Feed with reasonable prior notice.

6.    Quality Assurance.

      6.1 Feed agrees to provide for and allow duly authorized representatives of LOL, on a confidential basis, to inspect and test all facilities at which Licensed Products are going to be processed, packaged, and/or stored prior to the initial processing and on a semi-annual basis thereafter. LOL agrees any such inspections shall be during normal business hours and further agrees to provide Feed with prior notice of any such inspection.

      6.2 If any such facilities are in unsanitary condition or do not otherwise comply with applicable law or government regulations, or with the terms of this Agreement, or with the product and packaging specifications, Feed agrees that it or its representative shall initiate such actions as may be necessary to correct the deficiencies and to bring the facilities into compliance. Feed's failure to complete such action within seven (7) days shall constitute a material default under this Agreement.

      6.3 Feed shall promptly notify LOL of all inspections by a governmental agency of the facilities utilized to process, package and/or store Licensed Products and Feed shall make available for review or provide to LOL upon request a copy of any inspection report or audit relating to the facility, equipment or ingredients utilized to manufacture Licensed Products. Feed shall notify LOL immediately by telephone of any such inspections or audits which indicate the presence of any bacteriological agent or substance which is considered by health authorities as being indicative of either unsanitary practices or of public health concern.

      6.4 LOL shall have the right to participate in discussions relating to the quality of Licensed Products. In the event that physical conditions exist at the processing,


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            packaging and/or storage facility that potentially will adversely affect the quality of Licensed Products or in the event Licensed Products do not comply with the finished product specifications, the parties agree that LOL shall have the right to direct Feed managerial or supervisory personnel to take steps as may be necessary to immediately remedy such conditions or non-compliance and/or LOL shall have the right to direct such personnel to discontinue the production of Licensed Products until such time as such conditions are or non-compliance is remedied.

7.    Packaging, Labels, Advertising and Promotional Information.

      Feed agrees to submit to LOL, and LOL shall review for approval prior to use, samples of all packaging, labels, advertising and other materials which utilize, incorporate or make reference to Trademarks. LOL shall communicate to Feed in writing any objection to such samples within ten
      (10) working days after LOL's receipt of such samples or LOL's approval shall be presumed. Feed agrees to make any changes which LOL requests to ensure that Trademarks are used in accordance with proper Trademarks usage and are consistent with the character and image of Trademarks. Use of unapproved packaging, labels, advertising or promotional materials shall constitute a material breach of this Agreement.

8.    Termination.

      8.1 In the event of a non-material breach by Feed, or any breach by LOL, of any obligation under this Agreement, the non-breaching party may give the breaching party thirty (30) days' written notice of the breach and, if the breaching party does not cure the breach within the thirty (30) day period, termination shall be effective at the end of such period. If the breach is cured by the breaching party within the thirty (30) day period, this Agreement shall continue in full force and effect. The non-breaching party shall have the option to waive any such breach of this Agreement.

      8.2 In the event Feed commits a material breach of this Agreement or Feed breaches its obligations under Sections 5, 6, or 7, LOL may immediately terminate this Agreement upon written notice to Feed. The parties acknowledge and agree that Feed shall have no right to cure any such breach.

      8.3 This Agreement may be terminated immediately by either party in the event the other party:

            (a)    becomes insolvent;

            (b) files or has filed involuntarily against it a petition under the United States Bankruptcy Code or under or pursuant to any state bankruptcy act or under any similar federal or state law.

            (c) admits in writing its inability to pay its debts generally as they become due;


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            (d)    suspends or terminates its operations or liquidates or
                   dissolves; or

            (e) is convicted of, pleads guilty to, or enters a plea of no contest to the violation of any law or regulation relating to the distribution, marketing, or sale of products.

      8.4 In the event of a change in control of Feed, Feed shall promptly notify LOL of the change in control. LOL shall have the right to terminate this Agreement in the event of such a change of control of Feed upon written notice to Feed. For the purposes of this Agreement, a change in control shall be defined as a change in the direct or indirect ownership or possession or (i) the power to direct or cause the direction of the management and/or policies of Feed; (ii) more than Fifty (50) percent (in aggregate) of the voting power or of all outstanding share/interests entitled to vote at a general election of the directors/governors of Feed; or (iii) all or more than Fifty (50) percent of the assets of Feed. Nothing in this provision shall be deemed to override or supersede in any respects the prohibition on assignment as set forth in Section 19 of this Agreement.

9.    Effects of Termination.

      9.1 Upon the termination of this Agreement, the license and rights granted hereunder shall immediately become null and void and Feed shall discontinue all uses of Trademarks.

      9.2 Upon the termination of this Agreement, LOL shall have the option to purchase, at Feed's actual cost, a portion or all of any Licensed Products and any labeling materials which display the Trademarks which are in Feed's custody or control at the time of termination or cancellation.

10.   Production and  Operations Expenses.

      The parties agree that except as expressly set forth herein Feed shall bear all costs and expenses arising from the manufacturing, packaging, storing, distribution, marketing, sale and other operational expenses relating to the Licensed Products.

11.   Product Recall or Recovery.

      Both parties agree to promptly notify the other party of all circumstances that may necessitate the implementation of a product recall or recovery of Licensed Products. LOL or Feed shall have the right to require implementation of a product recall or recovery of Licensed Products if Licensed Products are or may have been adulterated, misbranded, fail to comply with product or packaging specifications or have been subjected to tampering. Feed agrees to implement, in accordance with product recall and recovery procedures mutually agreed upon by the parties, all product recalls and recoveries of Licensed Products. Feed shall permit LOL to cooperate and assist in implementing such recall or recovery at Feed's cost and expense. All such recalls and recoveries shall be at Feed's sole cost and expense.


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
12.   Indemnification.

      12.1 Feed hereby indemnifies and holds harmless LOL, and will defend or cause LOL to be defended, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or in any way connected with the processing, packaging, storage, marketing, or sale of Licensed Products by Feed; provided, however, such obligation of indemnification shall not apply to any claims, demands, causes of action, losses, damages, costs and expenses arising out of or in any way connected with the acts, omissions or negligence of LOL. This indemnity shall survive the expiration or termination of this Agreement.

      12.2 Feed represents and warrants that Licensed Products shall not be misbranded or adulterated. Feed hereby indemnifies and holds harmless LOL, and will defend or cause LOL to be defended, from and against any and all claims, demands, administrative actions, causes of action, losses, damages, costs and expenses (including reasonable attorney's fees) arising out of or in any way connected with the misbranding or adulteration of Licensed Products by Feed. This indemnity shall survive the expiration or termination of this Agreement.

      12.3 LOL represents and warrants to Feed that Trademarks is owned by LOL and the use of Trademarks by Feed, as authorized by this Agreement, shall not infringe upon the rights of any third party.

      12.4 LOL hereby indemnifies and holds harmless Feed, and will defend or cause to be defended, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or in any way connected with Feed's authorized use of Trademarks. This indemnity shall survive the expiration or termination of this Agreement.

13.   Other Obligations.

      LOL and Feed do not hereby assume, do not agree to assume and shall not be responsible for any liability or obligation of any kind or nature of the other party, except as expressly provided in this Agreement.

14.   Entire Agreement; Amendments.

      This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties and supersedes all previous discussions and agreements. This Agreement may be amended or modified only by a writing duly executed by authorized representatives of the parties.


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15.   Severability.

      The provisions of this Agreement shall be severable and the invalidity of any provision, or portion thereof, shall not affect the enforceability of the remaining provisions of this Agreement.

16.   Waiver.

      The waiver by either party of a breach of any provision of this Agreement shall not constitute or be construed as a waiver of the same or any other future breach of any provision(s) in this Agreement.


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
17.   Relationship of Parties.

      This Agreement is not intended and shall not be construed to constitute either party the joint venture or franchising partner, employee, agent or legal representative of the other, and neither party shall have any authority, express, implied or apparent, to assume or create any obligations on behalf of or in the name of the other party.

18.   Notice.

      Any notice required or permitted under this Agreement shall be deemed to have been properly given if a written notice shall have been hand-delivered to the addressee or a written notice shall have been deposited, first class, postage prepaid, in the United States mail addressed to the respective parties as follows:

      To Feed:        Land O'Lakes Farmland Feed LLC
                      1275 Red Fox Road
                      Arden Hills, MN 55112
                      Attention:  President

      To LOL:         Land O'Lakes, Inc.
                      4001 Lexington Avenue North
                      Arden Hills, MN 55126
                      Attention:  Law Department

19.   Assignment.

      The rights of Feed pursuant to this Agreement are personal in nature and neither this Agreement nor Feed's rights or obligations may be assigned, sublicensed or otherwise transferred by Feed without the prior written consent of LOL. All assignments, sublicenses, or other transfers may be accepted or rejected by LOL in its sole discretion. Any assignment or other transfer made other than as provided for herein is void.

20.   Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota or Federal Trademarks law where applicable.


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IN WITNESS WHEREOF, authorized representatives of the parties hereto have executed this Agreement effective the day and year first above written.


LAND O' LAKES FARMLAND FEED, LLC          LAND O'LAKES, INC.


By: /s/ Robert D. DeGregorio              By: /s/ Duane Halverson
    --------------------------------      --------------------------------

Print Name: Robert D. DeGregorio          Print Name: Duane Halverson

Title: President                          Title: Chief Operating Officer,
                                                 Ag Services

Date: September 25, 2000                  Date: September 25, 2000


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                                    EXHIBIT A


A STEAK IN THE FUTURE

AKEA

ALLEGRA

AMPLIFIER

AMPLIFIER DUAL

ARCHITECT

ARCHITECT and design

BERRY GOOD

BIOMETRICS

BOSBUILDER

CALF BALANCE

CALF SUPREME

CML and design

COCCI TREAT

COMMAND

CONDITION PLUS

CONVENIENCE

COUNTRY CHOICE

COUNTRY SPIRIT

COXXI STOP

DAIRY MICRO

DAIRY PRO RAP and design


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DAIRY SUPREME

DESIGNED EDGE

DRY PREP

EARLY EDGE

FANCIER'S CHOICE

FRESH TRAN PLUS

FUTURE COW

GLYMAXENE

GOLD RIBBOW

GREAT START

HARDY CHAMPION

HEALTH MARK

HEALTHTY EDGE

HEIFER SUPREME

HEIFERS EDGE

HI PHOS SUPREME

HICAL SUPREME

INFORCE

INSTA-FLAKE

INTAKE PLUS

LAND O LAKES

LAND O LAKES and North America design

LAX-AID PLUS

LAYERMATE


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LEANGROW

LITTER WEAN

LITTER WEAN TRANSITION

LITTERMILK

MARE'S MATCH

MAXI CARE

MAXI PRO

MEDI-FLEX

MILLENNIUM GOLD

MOM REPLACER

MR. MIXER

MUSCLEPAK

MYSTIQUE

NEW DIMENSION GOLD

NEW DIMENSION SILVER

NORTHWEST SELECT

PACIFIC SPIRIT

PACIFIC SPRING

PACIFIC SPRING and design

PEAK PLUS

PERFECT FORAGE

PHOS PLUS SUPREME

PIG CONVERSION

PIG G.I. SYSTEMS


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PIG PERK

POST-FRESH ELITE

POULTYMATE

POWER PRO

PRE-FRESH

PULLETMATE

RUMA SWEET

SHOW SUPREME

SOW MAXI MILK

STEAK MAKER

STEAK MAKER START-EM

SUREAMINE

SUREPRO

SWEET START

TOP WEAN

TURKEYMATE

ULTRA FRESH

ULTRA WEAN

VIGOR PLUS

WOODLAND

X-TRA SUPREME


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                                    EXHIBIT B


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                                    EXHIBIT C

Animal Milk Replacer Products shall mean only the following products in bag or bulk form or such other products as mutually agreed upon in writing by the parties:

Calf milk replacer
Foal milk replacer
Kid milk replacer
Lamb milk replacer


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
                                    EXHIBIT D


Licensed Products shall mean only the following animal feed products in bag or bulk form or such other parties as mutually agreed upon in writing by the parties:

Animal Milk Replacer Products (as defined in this Agreement)
Beef feed
Bird feed
Dairy feed
Horse feed
Pet food (dog, cat, rabbit)
Poultry/Turkey feed
Sheep feed
Swine feed

Licensed Products shall also mean the following animal feed additives:

Vitamins
Minerals
Phosphates/Calcium/Grit
Fat products
Salt
Stabilizers
Silage inoculants/Forage preservatives
Feed ingredients


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